Exhibit 10.61

Page: 1/29

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 240.24b-2.

LICENSE AGREEMENT

THIS LICENSE AGREEMENT is made and entered into as of the 12th day of August 1998, by and among Mountain View Pharmaceuticals, Inc., Duke University, and Bio-Technology General Corporation.

WHEREAS, DUKE has developed certain recombinant mammalian uricases prior to the start of the GRANT, including PBC URICASE;

WHEREAS, DUKE and/or MVP have developed, pursuant to the GRANT, additional recombinant mammalian uricases;

WHEREAS, DUKE and MVP have developed, pursuant to the GRANT, PEG conjugates of PBC URICASE and other mammalian uricases;

WHEREAS, MVP has developed PEG conjugates of non-mammalian uricases;

WHEREAS, DUKE and MVP, in order to have the benefits of these developments made available to the public, desire to license their rights therein exclusively, on a worldwide basis, to BTG in the FIELD; and

WHEREAS, BTG desires to obtain such a license.

NOW THEREFORE, in consideration of the premises and the faithful performance of the covenants herein contained, the PARTIES agree as follows:

ARTICLE 1 – INDEPENDENT CONTRACTORS

1.0	MVP’s and DUKE’S relationships to one another and to BTG under this AGREEMENT are those of independent contractors and not as agents, joint venturers or partners.

ARTICLE 2 – DEFINITIONS

2.0	As used throughout this AGREEMENT, the terms and phrases set forth herein in capital letters shall be defined as set forth in this Article 2.

2.1

“AFFILIATES” of a person or an entity shall mean any individual, sole proprietorship, firm, partnership, corporation, trust, joint venture or other entity, whether de jure or de facto, which, directly or indirectly, controls, is controlled by or is under common control with such person or entity. As used in this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the policies and management of a person or entity, whether by the ownership of stock, by contract or otherwise.

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2.2	“AGREEMENT” shall mean this License Agreement as amended from time to time.

2.3	“BIRD” shall mean the U.S.-Israel Binational Industrial Research and Development Foundation.

2.4	“BTG” shall mean Bio-Technology General Corporation, a corporation organized under the laws of Delaware, and having its principal offices at Iselin, New Jersey 08830, and its AFFILIATES.

2.5	“DUKE” shall mean Duke University, a North Carolina not-for-profit corporation, having its principal office at Durham, North Carolina 27710, and its AFFILIATES.

2.6

“DUKE TECHNOLOGY” shall mean technologies conceived, reduced to practice, developed, or acquired, by or for DUKE, or licensed to DUKE, or developed jointly with MVP, relating to mammalian urate oxidase (mammalian uricase), including the know-how and other information described in detail in Exhibit A attached hereto and made a part hereof, as of the EFFECTIVE DATE, and including any improvement made by DUKE thereon during the TERM of this AGREEMENT, for use in the FIELD; provided, however, that with respect to such improvements, DUKE shall promptly disclose each such improvement to BTG and it shall be included in the license only if, within six (6) months after disclosure, BTG elects to incorporate the improvement into LICENSED PRODUCTS or the manufacturing process thereof.

2.7	“EFFECTIVE DATE” shall mean the date first written above.

2.8	“FIELD” shall mean the treatment of humans.

2.9

“GRANT” shall mean the STTR grant from NIH (Grant No. DK48529) for a research project titled, “Mammalian PEG-Uricase for Therapy of Intractable Gout” under which LICENSORS received funding from September 30, 1996, through August 31, 1998.

2.10	“IMPUTED NET SALES” shall have the meaning ascribed to it in Section 2.17(a).

2.11	“INFORMATION” shall have the meaning ascribed to it in Section 11.1.

2.12	“LICENSED PRODUCTS” shall mean any products (including all dosage forms, strengths, and package sizes) that utilize TECHNOLOGY in whole or in part.

2.13	“LICENSEE” shall mean BTG.

2.14	“LICENSOR” shall mean MVP, DUKE or both of them, depending on the context.

2.15

“MVP” shall mean Mountain View Pharmaceuticals, Inc., a corporation organized under the laws of California, and having its principal place of business at Menlo Park, California 94025, and its AFFILIATES.

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2.16

“MVP TECHNOLOGY” shall mean technologies conceived, reduced to practice, developed, or acquired, by or for MVP, or licensed to MVP, or developed jointly with DUKE, relating to mammalian urate oxidase (mammalian uricase) and non-mammalian urate oxidase (non-mammalian uricase) and PEG conjugates of both mammalian uricase and non-mammalian uricase, including the know-how and other information described in detail in Exhibit B attached hereto and made a part hereof, as of the EFFECTIVE DATE, including any improvements made by MVP thereon during the TERM of this AGREEMENT, for use in the FIELD; provided, however, that with respect to such improvements, MVP shall promptly disclose each such improvement to BTG and it shall be included in the license only if, within six (6) months after disclosure, BTG elects to incorporate the improvement into LICENSED PRODUCTS or the manufacturing process thereof.

2.17

“NET SALES” shall mean LICENSEE’ s aggregate arm’s length gross charges to the trade, physicians or patients charged for sales by LICENSEE of the LICENSED PRODUCTS, less all normal and customary trade and quantity discounts and less any sales and excise taxes and duties paid by LICENSEE.

(a)

In the event that the LICENSED PRODUCTS are distributed by LICENSEE at no cost to the recipient for revenue-producing activities, these shall be deemed to be NET SALES (“IMPUTED NET SALES”) for purposes of computing royalty obligations, except for LICENSED PRODUCTS distributed that are not reimbursable or which are used for non-revenue-producing activities such as promotional samples and supplies for clinical studies or field trials.

(b)

IMPUTED NET SALES shall be valued at the mean price for such respective LICENSED PRODUCTS sold by LICENSEE during the calendar quarter preceding the calendar quarter during which such IMPUTED NET SALES occur.

(c)	Transfer prices for LICENSED PRODUCTS between AFFILIATES shall not be considered for the purpose of computing NET SALES or IMPUTED NET SALES.

2.18	“NIH” shall mean the U.S. National Institutes of Health.

2.19

“PATENT RIGHTS” shall mean rights to any claims directed to any aspect of the TECHNOLOGY in all United States and foreign patent applications filed and any patents now issued or hereinafter issuing from such patent applications, substitutes, continuations, continuations-in-part, divisional applications, reexaminations or reissues thereof, which contain at least one claim directed to any aspect of the TECHNOLOGY, a current listing of which appears in Exhibit C attached hereto and made a part hereof, as amended from time to time during the TERM of this AGREEMENT.

2.20	“PARTY” or “PARTIES” shall mean LICENSEE on the one hand and DUKE and/or MVP on the other hand, or all three, depending on the context.

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2.21	“PBC URICASE” shall mean […***…].

2.22	“PEG” shall mean poly(ethylene glycol) or poly(ethylene oxide).

2.23	“SALES AND REVENUE REPORTS” shall have the meaning ascribed to it in Section 6.9.

2.24	“STTR” shall mean the Small Business Technology Transfer Research program.

2.25

“SUBLICENSE REVENUES” shall mean all revenues or other consideration received by LICENSEE from sublicensees, including, without limitation, sublicense issue fees, other sublicense fees, royalties, and milestone payments.

2.26	“TECHNOLOGY” shall mean the DUKE TECHNOLOGY and the MVP TECHNOLOGY.

2.27	“TERM” shall have the meaning ascribed to it in Section 10.1.

2.28	“TERRITORY” shall mean each and every country of the world, including, with respect to each country, its territories and possessions.

2.29

“TOP […***…] MARKETS” shall mean the […***…] countries with the greatest dollar volume of sales of allopurinol during the twelve (12) months preceding any particular date, based on monthly data compiled by IMS America.

2.30	“TOTAL REVENUES” shall mean the sum of NET SALES plus SUBLICENSE REVENUES.

2.31	“TOTAL SALES” shall mean the cumulative sum of NET SALES of LICENSED PRODUCTS by LICENSEE plus net sales of LICENSED PRODUCTS by its sublicensees from the EFFECTIVE DATE.

2.32	“USPTO” shall mean the United States Patent and Trademark Office.

ARTICLE 3 – SPONSORED RESEARCH

3.1	LICENSEE shall sponsor research relevant to the TECHNOLOGY at the facilities of each of the LICENSORS.

3.2

LICENSEE agrees to provide not less than $[…***…] to DUKE and $[…***…] to MVP (less any amounts received by MVP from BIRD) for sponsored research during the first twenty-four (24) months following the EFFECTIVE DATE.

3.3	Payments for such sponsored research shall be made at least semiannually to each of the LICENSORS at the annual rate of at least $[…***…] per year; provided,

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however, that with respect to MVP, these payments shall be reduced by the amounts received by MVP from BIRD.

3.4

The funding for sponsored research at DUKE is to support research at DUKE by Dr. […***…], and it is understood that if for any reason, Dr. […***…] should no longer be affiliated with DUKE during the period for which the funding is provided, then DUKE will transfer the funding to another institution with which Dr. […***…] may affiliate, upon his departure from DUKE.

ARTICLE 4 – LICENSE AND TRANSFER OF TECHNOLOGY

4.1

LICENSORS hereby grant to LICENSEE and LICENSEE hereby accepts from LICENSORS, upon the terms and conditions herein specified, an exclusive, royalty-bearing license in the TERRITORY, with the right to grant sublicenses, under the TECHNOLOGY and PATENT RIGHTS, subject to U.S. Government rights in the TECHNOLOGY, to make and have made, use and have used, and sell and have sold, LICENSED PRODUCTS for use in the FIELD. In recognition of the general applicability to other drugs of MVP’s technology for the production of PEG conjugates of uricases, BTG expressly agrees that it shall not utilize such technology in any manner except for the production of PEG conjugates of uricases and only as provided in this AGREEMENT; provided, however, that MVP expressly agrees that nothing contained in this AGREEMENT shall be read to preclude LICENSEE from using technology for the production of PEG conjugates which is in the public domain, or which is developed by LICENSEE independent of MVP’s technology for the production of PEG conjugates, or which LICENSEE acquires or licenses from a third party.

4.2	Within sixty (60) days after the execution of this AGREEMENT:

(a)	DUKE agrees to provide LICENSEE with the materials and copies of the protocols and representative results for the methods listed in Exhibit A.

(b)	MVP agrees to provide LICENSEE with the materials and copies of the protocols and representative results for the methods listed in Exhibit B.

(c)	LICENSORS agree to provide LICENSEE with copies of any and all patents and patent applications identified in Exhibit C.

4.3

MVP hereby grants to LICENSEE the exclusive, royalty-free, right and license in the TERRITORY and in the FIELD to use such rights as MVP may possess in the trademark, PURICASETM, the registration of which has been published in the Official Gazette of the USPTO (Volume 1211, Number 2, page TM 100) and is pending in the European Community (Application No. 716019).

(a)	LICENSEE may use whichever trademark or trademarks it may elect, in its sole discretion, in connection with the marketing of LICENSED

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PRODUCTS, and shall be under no obligation to use the trademark, PURICASE™.

(b)	If LICENSEE elects not to use the trademark PURICASE™ or otherwise fails to use such trademark by one (1) year after the first sale of any LICENSED PRODUCT, MVP shall retain all rights to its use.

4.4

LICENSEE shall comply with all obligations imposed by the U.S. Government on exclusive licenses of inventions made under a U.S. Government funding agreement including, but not limited to, the requirement that any products which are sold in the United States be substantially manufactured in the United States, if such products are based on inventions conceived or first actually reduced to practice under such funding agreements.

(a)

LICENSORS recognize that the currently projected market for LICENSED PRODUCTS does not justify a second manufacturing facility, and that LICENSEE currently has a manufacturing facility in Israel, and, therefore, LICENSORS and LICENSEE agree to cooperate and use their best efforts to promptly obtain a waiver of the U.S. manufacturing requirement.

(b)

DUKE represents that PBC URICASE was constructed at DUKE prior to its receipt of the GRANT and that U.S. Government funds did not support its development; and represents further that subject to review and determination by DUKE, other uricases may also have been constructed at DUKE prior to its receipt of the GRANT, developed without the support of U.S. Government funds, and that DUKE shall promptly identify any such uricases for LICENSEE.

4.5

Any sublicenses granted by LICENSEE shall be on such financial terms as LICENSEE may negotiate in its sole discretion but otherwise shall be subject to, and shall incorporate therein, conditions at least as stringent as those imposed on LICENSEE by the terms of this AGREEMENT.

(a)	LICENSEE agrees to be responsible for any obligations assumed hereunder by its sublicensees.

(b)

LICENSEE further agrees that all sublicense agreements will provide that if LICENSORS terminate this AGREEMENT pursuant to Section 10.3 or 10.6 prior to the end of the TERM in one or more countries, or if LICENSEE terminates this AGREEMENT pursuant to Section 10.2, all such sublicenses in those countries shall be assigned directly to LICENSORS; provided, however, that LICENSORS first agree, in writing, to assume all of LICENSEE’s obligations under such sublicenses and to hold LICENSEE harmless with respect to any claims made by such sublicensees as a result of such termination; provided, however, that LICENSORS shall not be liable for any claims against LICENSEE arising out of LICENSEE’s negligence or willful wrongdoing, or claims arising from LICENSEE’s breach, prior to termination, of its obligations under a sublicense.

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(c)

LICENSORS shall promptly be provided a copy of each sublicense agreement, provided, however, that during the TERM of this AGREEMENT, LICENSORS shall maintain such agreements in confidence and shall not contact any such sublicensee without LICENSEE’ s prior written consent.

4.6

Upon expiration of the TERM of this AGREEMENT with respect to each country as set forth in Article 10, the licenses granted in this Article 4 shall become fully paid-up, irrevocable and non-exclusive in each such country.

ARTICLE 5 – LICENSE FEES AND MILESTONE PAYMENTS

5.1	The LICENSEE shall make separate payments to MVP and to DUKE according to the following schedule:

[…***…] of U.S. Dollars
Event Triggering Payments	To MVP	To DUKE	Total
1) Execution of this AGREEMENT	[…***…]	[…***…]	[…***…]
2) Successful transfer of the technology for the production of PEG conjugates of uricase	[…***…]	[…***…]	[…***…]
3) First anniversary of execution of this AGREE-MENT	[…***…]	[…***…]	[…***…]
4) Filing for an investigational new drug exemption	[…***…]	[…***…]	[…***…]
5) Commencement of a Phase 2 clinical study	[…***…]	[…***…]	[…***…]
6) Filing of an application to permit marketing in any one of the […***…]	[…***…]	[…***…]	[…***…]
7) Marketing approval in any one of the […***…]	[…***…]	[…***…]	[…***…]
8) Cumulative TOTAL REVENUES of $[…***…]	[…***…]	[…***…]	[…***…]
9) Cumulative TOTAL REVENUES of $[…***…]	[…***…]	[…***…]	[…***…]
Totals:	[…***…]	[…***…]	[…***…]

5.2	LICENSEE shall make the payments identified in Section 5.1 as follows:

(a)	Payments 1) upon execution of this AGREEMENT.

(b)	Payments 2) not later than thirty (30) days after successful transfer of the technology for the production of PEG conjugates of uricase, as set forth in Section 5.10.

(c)	Payment 3) on the first anniversary of the EFFECTIVE DATE.

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(d)	Payments 4) not later than thirty (30) days after the first filing of an application for an investigational new drug exemption for LICENSED PRODUCTS.

(e)	Payments 5) not later than thirty (30) days after enrolling the first patient in a Phase 2 clinical study of LICENSED PRODUCTS.

(f)	Payments 6) not later than thirty (30) days after filing an application to permit marketing of LICENSED PRODUCTS in any one of the […***…].

(g)	Payments 7) not later than thirty (30) days after obtaining approval to market LICENSED PRODUCTS in any one of the […***…].

(h)	Payments 8) not later than sixty (60) days after the end of the calendar quarter in which cumulative TOTAL REVENUES from LICENSED PRODUCTS exceed the equivalent of $[…***…].

(i)	Payments 9) not later than sixty (60) days after the end of the calendar quarter in which cumulative TOTAL REVENUES from LICENSED PRODUCTS exceed the equivalent of $[…***…].

5.3	All of the payments in this Article 5 are in addition to the royalties specified in Article 6.

5.4

All payments required by this AGREEMENT, if not paid when due, shall bear interest at the rate of one and one-half percent (1 1⁄2%) per month or fraction thereof, or the maximum interest rate allowed by applicable law, whichever is less.

5.5

If this AGREEMENT is executed before LICENSEE has had the opportunity to review and approve the version of the patent application (titled “PEG-URATE OXIDASE CONJUGATES AND USE THEREOF”) that has been filed with the United States Patent and Trademark Office, then:

(a)

If upon such review subsequent to execution of this AGREEMENT, which LICENSEE shall complete within sixty (60) days after receipt of such application, LICENSEE determines in good faith that such application is inadequate (e.g., for lack of support in the specification or in view of the prior art), LICENSEE may elect, in its sole discretion, to terminate this AGREEMENT.

(b)

If LICENSEE does so elect to terminate, MVP and DUKE shall each refund to LICENSEE all payments made to them by LICENSEE as of the date of termination, and MVP shall be solely responsible for the repayment to BIRD, should such repayment be required, of any funds received by MVP from BIRD.

5.6	MVP shall commence the transfer to BTG of its proprietary technology for the production of PEG conjugates of uricases once the following conditions have been met:

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(a)

MVP and DUKE have been notified, in writing, by BTG following the review of their patent application as set forth in Section 5.5, either that such patent application is acceptable or, if unacceptable, that BTG nonetheless elects not to terminate the AGREEMENT, and that, therefore, the payments made by BTG to MVP and DUKE as of the date of such written notice are irrevocable;

(b)

BTG and MVP have selected a specific uricase and BTG has provided at least […***…] from a single batch to MVP for each […***…] of PEG conjugate to be prepared by MVP as part of the technology transfer; and

(c)

BTG has installed at its facility in Israel all of the necessary instruments, accessories, columns and other materials for assessing the activity of uricase, the purity of the PEG-uricase conjugates and the number of strands of PEG attached per uricase subunit according to MVP’s protocols. […***…]

5.7	Such transfer shall commence as soon as practical after BTG has met all of the conditions in Section 5.6.

5.8	The technology transfer shall include the following steps:

[…***…]

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[…***…]

5.9

BTG and MVP shall use their best efforts to complete successful transfer of such technology as promptly as possible and each company shall therefore assign appropriately skilled personnel to this task.

5.10	The technology transfer shall be complete once Sections 5.8(c) and 5.8(d) have been completed and BTG shall notify LICENSORS in writing within thirty (30) days of such completion.

5.11

Failure to successfully transfer the technology within one (1) year after the transfer is initiated by MVP, unless such failure is caused by BTG’s failing to comply with Section 5.9, shall have the following consequences:

(a)	MVP and DUKE shall forfeit payments 2) in Section 5.1 and they shall not be made pursuant to Section 5.2 or otherwise; and

(b)	MVP and DUKE shall forfeit the royalties attributable to know-how pursuant to Section 6.4 as further defined in Section 6.5.

5.12

If the U.S. Government declines to waive the U.S. manufacturing requirement, MVP shall cooperate with LICENSEE to transfer such technology to a U.S. manufacturer selected by LICENSEE; provided, however:

(a)	that payments 2) in Section 5.1 shall have been made;

(b)

that such manufacturer shall first agree to maintain such technology in confidence on terms no less restrictive than those applicable to LICENSEE under this AGREEMENT, and to use such technology only for the production of PEG-uricase conjugates for LICENSEE;

(c)	that such manufacturer does not manufacture PEG-uricase conjugates for itself or any third party;

(d)	that such manufacturer is not […***…], or […***…]; and

(e)

that such manufacturer is a company for which, as of the effective date of the agreement between LICENSEE and such company, none of the following three (3) individuals: […***…], is an employee, director, consultant, or shareholder possessing at least ten percent of the outstanding shares of common stock, unless MVP’s prior written consent has been obtained, which consent shall not be unreasonably withheld.

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ARTICLE 6 – ROYALTIES, RECORDS AND REPORTS

6.1

Within sixty (60) days after the end of each calendar quarter, LICENSEE shall pay to LICENSORS, in equal shares, any running royalties due pursuant to this Article 6 on NET SALES of LICENSED PRODUCTS made by LICENSEE during the preceding calendar quarter.

6.2	The total rates of such running royalties, subject to adjustment pursuant to Section 6.5, shall be:

(a)	[…***…] percent ([…***…] %) of the NET SALES of LICENSED PRODUCTS made by LICENSEE until the TOTAL SALES equal $[…***…];

(b)	[…***…] percent ([…***…] %) of NET SALES of LICENSED PRODUCTS made by LICENSEE once the TOTAL SALES exceed $[…***…] and until such TOTAL SALES equal $[…***…]; and

(c)	[…***…] percent ([…***…] %) of NET SALES of LICENSED PRODUCTS made by LICENSEE once the TOTAL SALES exceed $[…***…].

6.3

Concurrent with the payments provided for in Sections 6.1 and 6.2 and subject to Sections 6.5 and 6.6, LICENSEE shall pay to LICENSORS, in United States Dollars, royalty payments in the amount of […***…] percent ([…***…]%) of SUBLICENSE REVENUES accrued by LICENSEE during the preceding calendar quarter.

6.4	Of the percentages specified in Sections 6.2 and 6.3, one half ( 1⁄2) shall be considered a patent royalty, and one half ( 1⁄2) shall be considered a royalty for use of know-how.

6.5	Subject to Article 8, the actual royalty rates payable in any country pursuant to Sections 6.1, 6.2 and 6.3 shall be determined as follows:

(a)

If there is no patent protection under PATENT RIGHTS in a country in the TERRITORY and no protection under the U.S. Orphan Drug Act or any foreign equivalent in such country, then the applicable royalty rates for such country shall be […***…] percent ([…***…]%) of the royalty rates specified in Sections 6.2 and 6.3 if there has been a successful transfer of technology pursuant to Section 5.10, and […***…] percent ([…***…]%) if there has not been a successful transfer.

(b)

If there is patent protection under PATENT RIGHTS in a country in the TERRITORY or protection under the U.S. Orphan Drug Act or any foreign equivalent in such country, then the applicable royalty rates for such country shall be the royalty rates specified in Section 6.2 and 6.3 if there has been a successful transfer of technology pursuant to Section 5.10, and […***…] percent ([…***…]%) of the royalty rates specified in Sections 6.2 and 6.3 if there has not been a successful transfer.

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6.6

For the purpose of calculating royalties due to LICENSORS, revenues in currencies other than United States Dollars shall be converted to United States Dollars using the exchange rates that were published in the Wall Street Journal on the last business day of the calendar quarter during which LICENSEE accrued such revenues.

6.7

LICENSEE shall keep full, true and accurate books of accounts and other records containing all particulars that may be necessary to properly ascertain and verify the royalties payable by LICENSEE hereunder.

6.8

Upon the request of LICENSORS, LICENSEE shall permit an independent Certified Public Accountant selected by LICENSORS (except one to whom the LICENSEE has some reasonable objection, such as that the accountant represents either of LICENSORS with respect to its own matters) to have access, not more than once in any calendar year, and during ordinary business hours, to such of LICENSEE’S records as may be necessary to determine, in respect of any quarter ending not more than three (3) years prior to the date of such request, the correctness of any report and/or payment made under this AGREEMENT.

(a)	If such examination results in a determination that LICENSEE has underpaid its obligations to LICENSORS by more than three percent (3%), the cost of such examination shall be borne by LICENSEE.

(b)	If such examination results in a determination that LICENSEE has correctly paid or overpaid its obligations to LICENSORS, the cost of such examination shall be borne by LICENSORS.

(c)	All adjustments resulting from such examinations shall be made by appropriate payments within thirty (30) days after the results of the examination become known to the PARTIES.

(d)

Such accountant shall maintain all information learned during such inspection in confidence and shall report to LICENSORS whether there has been an overpayment, correct payment or underpayment of royalties and, if applicable, the amount of such overpayment or underpayment.

6.9

For each quarterly payment, LICENSEE shall render to each of the LICENSORS written accounts (“SALES AND REVENUE REPORTS”) of the NET SALES of LICENSED PRODUCTS by LICENSEE and AFFILIATES, net sales by SUBLICENSEES, and the SUBLICENSE REVENUES accrued by LICENSEE during the preceding quarter.

(a)	LICENSEE warrants that such SALES AND REVENUE REPORTS will be prepared in accordance with Generally Accepted Accounting Principles.

(b)

SALES AND REVENUE REPORTS will be supplied to each of the LICENSORS not later than sixty (60) days after the end of each calendar quarter in which the LICENSEE accrues revenue from sales of LICENSED PRODUCTS or from sublicenses of the LICENSED PRODUCTS.

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(c)	LICENSORS agree to hold such SALES AND REVENUE REPORTS in confidence.

ARTICLE 7 – PERFORMANCE OBLIGATIONS

7.1	The LICENSEE shall use its best efforts to bring LICENSED PRODUCTS to market and to diligently market LICENSED PRODUCTS during the TERM of this AGREEMENT.

7.2	LICENSEE and MVP shall commit such funds as each may receive from BIRD solely to the development of LICENSED PRODUCTS.

7.3	LICENSEE shall repay all funds provided by BIRD to LICENSEE and MVP, up to […***…] percent ([…***…]%) of the grant, as required by BIRD.

7.4

Beginning in 1999 (for calendar year 1998), and continuing until the year following the year of the first commercial sale of LICENSED PRODUCTS, the LICENSEE shall submit annual progress reports to LICENSORS by February 28th of each year, which reports shall discuss the progress and results, as well as ongoing plans, with respect to the development of LICENSED PRODUCTS.

ARTICLE 8 – PATENTS AND INFRINGEMENT

8.1

Subsequent to the EFFECTIVE DATE, LICENSORS shall continue to have responsibility, at their shared expense, for filing, prosecuting and maintaining their jointly owned patent applications in the USPTO on TECHNOLOGY; DUKE shall continue to have responsibility, at its own expense, for filing, prosecuting and maintaining its solely owned patent applications in the USPTO on DUKE TECHNOLOGY; and MVP shall continue to have responsibility, at its own expense, for filing, prosecuting and maintaining its solely owned patent applications in the USPTO on MVP TECHNOLOGY. LICENSORS shall keep LICENSEE advised as to the prosecution of such applications by forwarding to LICENSEE copies of all official correspondence relating thereto, and shall give LICENSEE an opportunity to comment on all applications, responses to Office Actions, Declarations and other papers before they are filed with the USPTO, and shall consult with LICENSEE concerning the scope of allowed claims before paying any issue fee.

8.2

LICENSEE agrees to cooperate with the LICENSORS in the prosecution of the U.S. patent applications to ensure that the applications reflect, to the best of LICENSEE’s knowledge, all items of commercial and technical interest and importance.

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8.3

LICENSORS shall seek patent protection in Europe (including the United Kingdom), Japan and such other countries as LICENSEE may designate, and LICENSEE shall reimburse LICENSORS within thirty (30) days for their reasonable, out-of-pocket costs associated with obtaining such protection; provided, however, that the prosecution of such applications shall be at the direction of LICENSEE and LICENSEE may elect to prosecute such applications itself or have them prosecuted through LICENSEE’s agents.

(a)	Regardless of whether LICENSORS or LICENSEE prosecute(s) such application, the resultant patents shall be owned by LICENSORS.

(b)	LICENSORS may elect to seek patent protection in countries not designated by LICENSEE, in which case LICENSORS shall be responsible for all expenses attendant thereto.

(c)

In the event that LICENSEE elects to prosecute foreign patent applications itself, LICENSORS will be kept informed, will have an opportunity to comment, and shall have the right to approve such applications, which approval will not be unreasonably withheld.

(d)	If LICENSEE decides to abandon or not pursue any application, LICENSEE shall notify LICENSORS in a timely manner so that LICENSORS can decide whether or not to assume the prosecution.

8.4	Any inventions made, during the TERM of this AGREEMENT, with respect to the manufacture, use or sale of LICENSED PRODUCTS shall be:

(a)	the sole property of LICENSEE if made solely by LICENSEE;

(b)	the joint property of LICENSEE and LICENSORS if made jointly by LICENSEE and LICENSORS; and

(c)	the sole property of LICENSORS if made solely by LICENSORS;

provided, however, that any such invention made solely by LICENSORS shall be included within PATENT RIGHTS.

8.5

Upon learning of the infringement by a third party of PATENT RIGHTS, the PARTY learning of such infringement shall promptly inform the other PARTIES, in writing, of that fact and shall provide any evidence available pertaining to such infringement.

(a)	LICENSEE may elect, within sixty (60) days after notice and at its own expense, to take whatever steps are necessary to stop the infringement and recover damages.

(i)	If LICENSEE elects to take such action, it will:

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(A)	keep LICENSORS informed of the steps taken and the progress of any legal actions taken;

(B)

during the pendency of such actions, offset against royalties owed to LICENSORS on NET SALES in the country or countries affected by the infringement, the costs of any actions taken to stop such infringement up to a maximum of fifty percent (50%) of the royalties owed or owing to LICENSORS;

(C)	be entitled to enter into a settlement on such terms as it may elect;

(D)

retain for its own account, after first deducting the costs of any actions taken to stop such infringement, seventy-five percent (75%) of any amounts received in settlement or awarded as damages with the remaining twenty-five percent (25%) being paid in equal shares to LICENSORS; and

(E)

if unsuccessful in halting such infringement, be entitled to reduce its royalties owed to LICENSORS, with respect to the country or countries affected by such infringement, by fifty percent (50%) during the remaining TERM of the Agreement in each of those countries; provided that the infringer has achieved ten percent (10%) or more of the market defined by LICENSED PRODUCTS and the infringing product in those countries in which the infringement exists.

(ii)	If LICENSEE does not elect to take such action within such period, it will promptly inform LICENSORS, in which event LICENSORS may elect within thirty (30) days:

(A)

to take such action as is required to stop such infringement, and will then be entitled to settle such actions on such terms as they may elect (provided, however, that if they grant a license to the infringer, LICENSEE shall be entitled to reduce its royalties owed to LICENSORS for the country or countries affected by fifty percent (50%) and shall be entitled to the benefit of any terms which are more favorable than those granted to LICENSEE under this AGREEMENT), will keep LICENSEE informed of the steps taken and the progress of any legal actions taken, and will be entitled to retain any amounts received in settlement or awarded in damages; provided, however, that during the period and for the country or countries in which LICENSEE does not enjoy exclusivity, or with respect to which LICENSORS are not able to stop such infringement, LICENSEE shall be entitled to reduce the applicable royalty rate by fifty percent (50%); provided that the infringer has achieved ten percent (10%) or more of the market defined by LICENSED PRODUCTS and the infringing product; or

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(B)	not to take any action against such infringers, in which event LICENSEE shall be entitled to elect either:

(1)	to terminate this AGREEMENT pursuant to Section 8.8; or

(2)

to reduce the applicable royalty rate by fifty percent (50%) for each country affected by such infringement; provided that the infringer has achieved ten percent (10%) or more of the market defined by LICENSED PRODUCTS and the infringing product in the countries where such infringement exists.

8.6

LICENSORS shall give prompt notice to LICENSEE of any inquiry received with respect to the availability of a license under PATENT RIGHTS or TECHNOLOGY and also of any third party patent of which LICENSORS become aware that may present an issue of infringement with respect to LICENSEE’s activities under this AGREEMENT.

8.7

LICENSEE shall give LICENSORS prompt notice of each claim or allegation received by it that the manufacture, use or sale of LICENSED PRODUCTS constitutes an infringement of a third party patent or other intellectual property rights. If such alleged infringement is due to the incorporation of DUKE TECHNOLOGY or MVP TECHNOLOGY in the LICENSED PRODUCTS, then:

(a)

LICENSEE shall have the primary right and responsibility, but not the obligation, at its own expense to defend and control the defense of any such claims against LICENSEE, using counsel of its choosing.

(b)	During the pendency of any such action, no royalties shall be payable to LICENSORS on account of NET SALES of LICENSED PRODUCTS in any countries affected by such action.

(c)

LICENSEE’s attorneys’ fees and any amounts agreed to be paid in settlement of any such action or awarded against LICENSEE as damages, shall be deducted by LICENSEE from any future royalties due to LICENSORS.

(d)

If LICENSEE is required to pay a royalty to any third party as a result of settlement of any such claim or allegation of infringement, it shall be entitled to deduct such royalty from the royalties due to LICENSORS under this AGREEMENT.

(e)	The settlement of any such action must be approved by LICENSORS, which approval shall not be unreasonably withheld.

8.8

Independent of any action which LICENSEE or LICENSORS may elect to take pursuant to Section 8.5 or 8.7 with respect to the prosecution, defense or compromise of any such allegation or claim, LICENSEE may elect to terminate this AGREEMENT solely with respect to the country or countries to which such claim or allegation pertains. In such event, all rights to the use and sale of LICENSED PRODUCTS and regulatory filings in that country or those countries

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shall revert to LICENSORS.

8.9

In any action brought under this Article 8, the PARTIES not bringing or defending the action shall, in their sole discretion, be entitled to participate through counsel of their own choosing in any such action; provided, however, that such participation shall be limited to an advisory role and counsel for the PARTY bringing or defending the action shall be lead counsel and the action shall be directed by such PARTY.

8.10

Each PARTY agrees to cooperate with the other PARTIES in any reasonable manner deemed by the PARTY defending or prosecuting an action under this Article 8, to be necessary in defending or prosecuting such action.

ARTICLE 9 – REGULATORY, PUBLICATION,

OTHER USE, AND EXPORT

9.1

LICENSEE agrees to use its best efforts to have the LICENSED PRODUCTS cleared by the responsible government agencies requiring such clearance for marketing in those countries in which LICENSEE intends to sell LICENSED PRODUCTS or award sublicenses.

(a)

To accomplish such clearances at the earliest possible dates, LICENSEE agrees to file, according to the standard practice in the industry, any and all necessary data with the appropriate government agencies.

(b)	Where permitted by law, LICENSEE shall include the names of both LICENSORS as co-registrants on all regulatory filings.

9.2

LICENSEE further agrees that the right of publication of the TECHNOLOGY shall reside in the inventor(s) and other personnel of LICENSORS and the LICENSORS shall use their best efforts to provide a copy of such publication forty-five (45) days in advance of publication for review by LICENSEE. If LICENSEE determines that the publication by LICENSORS will disclose any trade secrets, LICENSORS shall delay publication for an additional sixty (60) days after the forty-five (45) day period to allow patent applications to be filed.

9.3

It is agreed that, notwithstanding any provisions herein, LICENSORS are free to use the TECHNOLOGY and PATENT RIGHTS for their own non-commercial purposes, whether educational, teaching, research or clinical purposes, without payment of royalties or other fees.

9.4

LICENSEE and LICENSORS agree to comply with all United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities and technology.

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ARTICLE 10 – DURATION AND TERMINATION

10.1

This AGREEMENT shall become effective upon the EFFECTIVE DATE and shall remain in full force and effect, on a country-by-country basis, for the longer of: ten (10) years from the date of first sale of LICENSED PRODUCTS in each country, or the date of expiration of the last-to-expire patent, of those patents included in the PATENT RIGHTS, in each country; such period of time with respect to each country being known as the TERM of this AGREEMENT; provided, however, that this AGREEMENT may be terminated in one or more countries prior to the TERM in accordance with Sections 8.8, 10.2, 10.3 or 10.6.

10.2

LICENSEE may, prior to expiration of the TERM, elect to terminate this AGREEMENT with respect to any one or more countries in the TERRITORY, at any time, effective after the first anniversary of the EFFECTIVE DATE, by giving LICENSORS written notice at least six (6) months prior to each such termination. On the effective date of each such termination, LICENSEE shall cease the manufacture, use and sale of LICENSED PRODUCTS in the country or countries in which LICENSEE has elected to terminate prior to expiration of the TERM.

10.3

As used in this Section 10.3, PARTY shall mean either (1) BTG or (2) MVP and DUKE, jointly. Any PARTY may immediately terminate this AGREEMENT for fraud, willful misconduct, or illegal conduct of the other PARTY upon written notice of same to such PARTY. Except as provided above, if a PARTY fails to fulfill any of its material obligations under this AGREEMENT, the non-breaching PARTY may terminate this AGREEMENT, with respect to the country or countries affected, upon written notice to the other PARTY, as provided below. Such notice must contain a full description of the event or occurrence constituting a breach of this AGREEMENT. A PARTY receiving notice that it has breached the AGREEMENT will have the opportunity to cure that breach within thirty (30) days of the receipt of notice. A PARTY’s ability to cure a breach will apply only to the first two (2) material breaches properly noticed to that PARTY under the terms of this AGREEMENT. Any subsequent material breach by that PARTY will entitle the other PARTY to terminate this AGREEMENT immediately upon proper notice to such PARTY without a cure period. In the event that a PARTY commits such a subsequent breach, the non-breaching PARTY may, at its option and in addition to any other remedies it may have in law or in equity, terminate this AGREEMENT for default by sending to the breaching PARTY written notice of termination, effective immediately upon receipt.

10.4

Upon the termination of this AGREEMENT in one or more countries prior to the end of the TERM, LICENSEE shall notify LICENSORS of the quantity of LICENSED PRODUCTS that LICENSEE then has in inventory with respect to the country or countries for which the termination is effective and LICENSEE shall then have a license in each such country to sell that amount of LICENSED PRODUCTS, but no more, provided that the LICENSEE shall pay the royalty thereon at the rate and at the time provided for herein.

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10.5

If this AGREEMENT is terminated pursuant to Section 8.8 or pursuant to this Article 10 by either LICENSEE or LICENSORS prior to the end of the TERM in one or more countries, then all intellectual property rights conveyed by LICENSORS to LICENSEE under this AGREEMENT (including, without limitation: rights in the mark, PURICASETM, approved and pending regulatory applications, Orphan Drug Designations, Drug Master Files, sublicenses, preclinical data and clinical data) shall revert to LICENSORS with respect to those countries.

10.6

If, during the TERM of this AGREEMENT, a PARTY shall become bankrupt or insolvent, or if the business of a PARTY shall be placed in the hands of a receiver or trustee, whether by the voluntary act of such PARTY or otherwise, or if a PARTY shall cease to exist as an active concern, then if the PARTY experiencing such event is:

(a)	LICENSEE, then this AGREEMENT shall terminate immediately, and all rights to LICENSED PRODUCTS and the TECHNOLOGY shall revert to the LICENSORS or their respective successors or assignees;

(b)

MVP or DUKE, then the rights granted to LICENSEE under this AGREEMENT by such LICENSOR shall become paid-up, exclusive, and irrevocable, this AGREEMENT shall terminate with respect to such LICENSOR, and LICENSEE shall make such payments to the remaining LICENSOR that it would have received absent termination of the AGREEMENT with respect to the other LICENSOR.

10.7	Expiration or termination of this AGREEMENT shall be without prejudice to or limitation on any other remedies or any accrued obligations of any of the PARTIES.

ARTICLE 11 – CONFIDENTIAL INFORMATION

11.1

Confidential information (“INFORMATION”) shall mean all information provided by LICENSORS to LICENSEE or by LICENSEE to LICENSORS and identified as confidential at the time of disclosure. Specifically excepted from this definition is all information that is:

(a)	already known by the receiving PARTY at the time of disclosure, as demonstrated by clear and convincing evidence contemporaneous with or preceding the disclosure;

(b)	publicly disclosed through no improper act or omission of the receiving PARTY;

(c)	rightfully received by the receiving PARTY from a third party without any obligation of confidentiality; or

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(d)

disclosed pursuant to any judicial or government requirement or order, provided that the receiving PARTY takes reasonable steps to provide the disclosing PARTY with sufficient prior notice in order to allow the disclosing PARTY to contest such requirement or order; or

(e)	independently developed by DUKE alone, without reference or access to the disclosing PARTY’s INFORMATION.

11.2

In the event the receiving PARTY is required by law, regulation or court order to disclose any of the disclosing PARTY’s INFORMATION, the receiving PARTY will promptly notify the disclosing PARTY in writing prior to making any such disclosure in order to facilitate the disclosing PARTY seeking a protective order or other appropriate remedy from the proper authority. The receiving PARTY agrees to cooperate with the disclosing PARTY in seeking such order or other remedy. The receiving PARTY further agrees that if the disclosing PARTY is not successful in precluding the requesting legal body from requiring the disclosure of the INFORMATION, it will furnish only that portion of the INFORMATION that is legally required and will exercise all reasonable efforts to obtain reliable assurances that confidential treatment will be accorded the INFORMATION.

11.3

The receiving PARTY agrees to hold INFORMATION in trust and confidence for the disclosing PARTY, using the same care and discretion that the receiving PARTY uses with respect to its own proprietary information that it considers confidential and, in any event, at least the care that is standard in the industry for confidential, proprietary information of another. The receiving PARTY will not use such information for any purpose except those expressly set forth in this AGREEMENT and will not disclose such information to any third party without the prior written authorization from the disclosing PARTY.

(a)

Any INFORMATION that MVP discloses to BTG related to PEGylation of proteins or to purification or analysis of PEG-protein conjugates may not be disclosed to DUKE. Except as provided in the foregoing sentence, any other INFORMATION that MVP discloses to BTG may be disclosed by BTG to DUKE.

(b)

Obligations of this Section 11.3 shall remain in effect during the TERM of this AGREEMENT and for a period of five (5) years after the expiration or termination of the AGREEMENT in the last-to-expire or last-to-terminate country, whichever occurs later.

(c)

No provision contained in this AGREEMENT shall be read to preclude BTG from providing PEGylated uricase to DUKE for research or clinical purposes, or from informing DUKE of the number of strands and molecular weight of the PEG and other descriptive characteristics of the PEGylated uricase provided to DUKE.

(d)	Notwithstanding the foregoing, DUKE shall not be obligated to hold in confidence another PARTY’s INFORMATION for longer than five (5) years after such INFORMATION is disclosed to it.

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ARTICLE 12 – LAW TO GOVERN

12.1	The laws of the State of California will govern the construction, interpretation and performance of this AGREEMENT, without giving effect to conflicts of law rules thereof.

ARTICLE 13 – ASSIGNMENT

13.1	No PARTY may assign any of its rights or delegate any of its duties under this AGREEMENT without the prior written consent of the other PARTIES except:

(a)	In connection with the sale of a PARTY’s entire business operation; or

(b)	In connection with the assignment of the rights or delegation of the duties of any PARTY to any of its AFFILIATES.

13.2	Any unauthorized attempted assignment or delegation shall be null and void and of no force or effect.

ARTICLE 14 – NOTICES

14.1

Any notice or other communication required or permitted under this AGREEMENT will be in writing and will be deemed given as of the date it is: (a) delivered by hand, or (b) mailed, postage prepaid, first class, certified mail, return receipt requested, to the PARTY/PARTIES at the address listed below or subsequently specified in writing, or (c) sent, postage prepaid, return receipt requested, by courier service, to the PARTY/PARTIES at the address listed below or subsequently specified in writing:

If to the LICENSORS:

Mountain View Pharmaceuticals, Inc.

3475-S Edison Way

Menlo Park, California 94025

Attn.: Merry R. Sherman, Ph.D.

AND:

Office of Science and Technology

North Building, Room 230

Research Drive

Duke University, Box 90083

Durham, North Carolina 27708

Attn.: License Administrator

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With a copy to:

Office of the University Counsel

Allen Building, Room 011

Duke University

Durham, North Carolina 27708

If to the LICENSEE:

Bio-Technology General Corporation

70 Wood Avenue South

Iselin, New Jersey 08830

Attn.: Sim Fass, Ph.D.

ARTICLE 15 – INDEMNITY, INSURANCE

AND REPRESENTATIONS

15.1

LICENSEE agrees to indemnify, hold harmless and defend LICENSORS, their officers, employees, and agents, against any and all claims, suits, losses, damages, costs, fees, and expenses, including reasonable attorneys’ fees, asserted by third parties, both government and non-government, resulting from or arising out of LICENSEE’s exercise of the rights granted under this AGREEMENT. LICENSEE shall not be responsible for the intentional wrongdoing of LICENSORS.

15.2

LICENSORS agree to indemnify, hold harmless and defend LICENSEE, its officers, employees, and agents, against any and all claims, suits, losses, damages, costs, fees, and expenses, including reasonable attorneys’ fees, asserted by third parties, both government and non-government, resulting from or arising out of LICENSORS’s exercise of their rights and obligations under this AGREEMENT. LICENSORS shall not be responsible for the intentional wrongdoing of LICENSEE.

15.3

The PARTIES shall maintain in force at their sole cost and expense general liability insurance coverage in an amount reasonably sufficient to protect against liability under this Article 15. LICENSEE also shall maintain in force at its sole cost and

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expense product liability insurance coverage in an amount reasonably sufficient to protect against liability under this Article 15. Each PARTY shall have the right to request and to receive copies of the appropriate certificates of insurance from the other PARTIES for the purpose of ascertaining the sufficiency and currency of such coverage.

15.4

Except as provided in Section 15.8, nothing in this AGREEMENT shall be deemed to be a representation or warranty by LICENSORS of the validity of any of the patents or the accuracy, safety, efficacy, or usefulness, for any purpose, of any TECHNOLOGY.

15.5

LICENSORS shall have no obligation, expressed or implied, to supervise, monitor, review or otherwise assume responsibility for the production, manufacture, testing, clinical trials, marketing or sale of any LICENSED PRODUCTS, and LICENSORS shall have no liability whatsoever to LICENSEE, its officers, employees or agents for or on account of any injury, loss, or damage, of any kind or nature, sustained by, or any damage assessed or asserted against, or any other liability incurred by or imposed upon LICENSEE, its officers, employees or agents or any other person or entity, arising out of or in connection with or resulting from LICENSEE’s:

(a)	production, use, or sale of any LICENSED PRODUCTS;

(b)	use of any TECHNOLOGY; or

(c)	advertising or other promotional activities with respect to any of the foregoing.

15.6

MVP hereby represents and warrants to BTG and DUKE that MVP has the right to grant the licenses set forth herein under PATENT RIGHTS and MVP TECHNOLOGY, including the license to the technical know-how summarized in Exhibit B, and to the use of the trademark, PURICASETM.

15.7

DUKE hereby represents and warrants to BTG and MVP that DUKE has the right to grant the licenses set forth herein under PATENT RIGHTS and DUKE TECHNOLOGY, including the license to the technical know-how and materials summarized in Exhibit A.

15.8	Each of the LICENSORS hereby separately represents and warrants to BTG that:

(a)

it has no actual knowledge, as of the EFFECTIVE DATE, that the use of TECHNOLOGY for the manufacture, use or sale of LICENSED PRODUCTS will infringe any patent or other intellectual property right of any third party in any country in the world, and that, if at any time during the TERM of this AGREEMENT, it becomes aware of any such information, it will promptly disclose such to BTG;

Page 24/29

(b)

it has no actual knowledge, as of the EFFECTIVE DATE, of any prior art that would raise any issue concerning the validity of any patents issued or to issue on any applications which are included in PATENT RIGHTS, and that, if at any time during the TERM of this AGREEMENT, it becomes aware of any such information, it will promptly disclose such to BTG;

(c)	it is not aware of any other agreements, amendments or licenses that affect its authority or ability to enter into this AGREEMENT;

(d)

prior to the execution of this AGREEMENT, it has not assigned, encumbered, pledged, mortgaged, used as collateral, granted a security interest or lien in or otherwise engaged in any action that affects its ability to grant LICENSEE the rights granted pursuant to the terms of this AGREEMENT; and

(e)

during the TERM of this AGREEMENT, it will not engage in any action that could reasonably be anticipated to adversely affect its ability to grant LICENSEE the rights to manufacture, use and sell LICENSED PRODUCTS anywhere in the world pursuant to the terms of this AGREEMENT.

ARTICLE 16 – USE OF A PARTY’S NAME

16.1	Except for the rights granted to LICENSEE herein with respect to the mark PURICASETM, no PARTY to this AGREEMENT will, without the prior written consent of another party:

(a)

use in advertising, publicity or otherwise, the name of any employee or agent, any trade-name, trademark, trade dress, service mark, symbol, or any abbreviation, contraction or simulation thereof owned by another PARTY; or

(b)

represent, either directly or indirectly, that any product or service of another PARTY is a product or service of the representing PARTY or that it is made in accordance with or utilizes the information or documents of another PARTY.

16.2

No PARTY will originate any publicity, news release or other public announcement or comment, written or oral, related to this AGREEMENT without the prior written consent of the other PARTIES, except as may be required by law. The PARTY making any announcement, which it reasonably believes to be required by law, will first give the other PARTIES an opportunity to review the form and content of any such announcement and comment upon it before it is made.

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Notwithstanding the foregoing, LICENSORS acknowledge that BTG is a publicly traded company, and hereby consent to BTG’s disclosure of this AGREEMENT and its relationship with LICENSORS in its filings with the Securities and Exchange Commission and its disclosures to its stockholders.

ARTICLE 17 – SEVERABILITY

17.1

Each clause of this AGREEMENT is distinct and severable. If any clause is deemed illegal, void or unenforceable, it is the PARTIES’ intent that all other clauses or portions of this AGREEMENT shall remain in effect to the maximum extent possible.

ARTICLE 18 – WAIVER

18.1

The failure of any PARTY in any instance to insist upon the strict performance of the terms of this AGREEMENT will not be construed to be a waiver or relinquishment of any of the terms of this AGREEMENT, either at the time of the PARTY’s failure to insist upon strict performance or at any subsequent time, and such terms will continue in full force and effect.

ARTICLE 19 – TITLES

19.1

All titles and article headings contained in this AGREEMENT are inserted only as a matter of convenience and reference. They do not define, limit, extend or describe the scope of this AGREEMENT or the intent of any of its provisions.

ARTICLE 20 — ENTIRE UNDERSTANDING

20.1	This AGREEMENT represents the entire understanding between the LICENSEE and the LICENSORS, and supersedes all other agreements, expressed or implied,

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between the LICENSEE and the LICENSORS, with the sole exception of the agreement dated July 30, 1998 among BIRD, BTG and MVP.

IN WITNESS WHEREOF, the PARTIES have caused this AGREEMENT to be executed by their duly authorized representatives as of the EFFECTIVE DATE.

MOUNTAIN VIEW PHARMACEUTICALS, INC.

By:	/s/Merry R. Sherman, Ph.D.
Merry R. Sherman, Ph.D.
President

DUKE UNIVERSITY

By:	/s/Robert L. Taber
Robert L. Taber, Ph.D.
Associate Vice-Chancellor and Director, Office of Science and Technology

BIO-TECHNOLOGY GENERAL CORP.

By:	/s/Robert M. Shaw
Robert M. Shaw
Vice President, General Counsel

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Exhibit A

Summary of Know-how, Information and Materials to be Provided by

DUKE to BTG as Part of DUKE TECHNOLOGY

[…***…]

***Confidential Treatment Requested

Page 28/29

Exhibit B

Summary of Know-how, Information and Materials to be Provided by MVP

to BTG as Part of MVP TECHNOLOGY

[…***…]

***Confidential Treatment Requested

Page 29/29

Exhibit C

Patents and Patent Applications included within PATENT RIGHTS

(To Be Amended from Time to Time during the TERM)

[…***…]

***Confidential Treatment Requested

Amendment

BTG, Duke and MVP agree as follows:

Article 1— Definitions

1.0	Unless specifically defined in this Amendment, the capitalized terms shall have the meanings ascribed to them in the Agreement.

1.1	“Agreement” shall mean the License Agreement entered into by and among BTG, Duke and MVP on August 12, 1998.

1.2	“Amendment” shall mean this amendment to the Agreement entered into by and among BTG, Duke and MVP as of the Amendment Date.

1.3	“Amendment Date” shall mean November 12, 2001.

Article 2 — Amendments.

3.0	Effective as of the Amendment Date, the Agreement is amended to delete Section 9.1(b) in its entirety.

3.1

This amendment is conditioned upon the payment to MVP by BTG (by wire transfer) of $[…***…], (consisting of $[…***…] allocated to Milestone No. 4 and $[…***…] allocated to Milestone No. 5), as an advance payment in partial satisfaction of the payments due under Milestone Nos. 4 and 5.

3.2

BTG shall provide to MVP complete copies of all written and electronic communications related to PEG-uricase, such as regulatory filings and other correspondence, to and from government regulatory agencies (including, without limitation, the U.S. Food and Drug Administration), within five (5) business days of BTG’s filing or receipt, respectively, of such communications.

Article 3 — Miscellaneous

3.1	This Amendment shall be effective as of the Amendment Date.

3.2	Except as expressly modified in this Amendment, the Agreement shall remain in full force and effect according to its terms.

IN WITNESS WHEREOF, BTG, Duke and MVP have caused this Amendment to be executed as of the Amendment Date by their duly authorized officers.

BIO-TECHNOLOGY GENERAL CORP.

By:	/s/ Norman W. Barton

Name:	Norman W. Barton

Title:	Chief Medical Officer

***Confidential Treatment Requested

DUKE UNIVERSITY

By:	/s/ Robert L. Taber

Name:	Robert L. Taber, Ph.D.

Title:	Vice Chancellor, Science & Tech. Dev.

MOUNTAIN VIEW PHARMACEUTICALS, INC.

By:	/s/ Mark Saifer

Name:	Mark Saifer

Title:	Vice President

SECOND AMENDMENT TO LICENSE AGREEMENT

THIS SECOND AMENDMENT is made and entered effective as of the 30th day of August, 2010, (hereinafter, the “SECOND AMENDMENT EFFECTIVE DATE”).

AMONG:	SAVIENT PHARMACEUTICALS, INC.
a Delaware corporation, formerly known as Bio-Technology General Corporation (hereinafter, “SAVIENT”)
AND
MOUNTAIN VIEW PHARMACEUTICALS, INC.
a California corporation, (hereinafter, “MVP”)
AND
DUKE UNIVERSITY
a North Carolina not-for-profit corporation, hereinafter, “DUKE”).

WHEREAS:

SAVIENT, MVP and DUKE are PARTIES to a License Agreement dated August 12, 1998, as amended by the. Amendment effective as of November 21, 2001 (hereinafter, the “AGREEMENT”) pursuant to which SAVIENT licensed from MVP and DUKE the exclusive rights to develop, manufacture and sell certain LICENSED PRODUCTS, as defined in the AGREEMENT,

NOW THEREFORE in consideration of the mutual promises, agreements and covenants contained herein, the adequacy of such consideration having been agreed and acknowledged by each PARTY, the PARTIES agree to further amend the AGREEMENT as follows:

1.

Definitions. All capitalized terms utilized herein shall have the same meaning ascribed to them and set forth in Article 2, DEFINITIONS of the AGREEMENT, unless specifically stated otherwise herein or unless a defined term is specifically modified hereby. For the avoidance of doubt, as used throughout the AGREEMENT, the term “LICENSORS” is meant to designate one or both of MVP and DUKE, as the context requires.

2.	Change of Name Acknowledgement. Section 2.4 of the AGREEMENT is hereby deleted in its entirety and replaced as follows:

“SAVIENT” shall mean Savient Pharmaceuticals, Inc., formerly known as Bio-Technology General Corporation (“BTG”), a corporation organized under the laws of Delaware, and having its principal offices located at One Tower Center, East Brunswick, New Jersey 08816, and its AFFILIATES. The PARTIES acknowledge that Bio-Technology General Corporation formally changed its name to Savient Pharmaceuticals, Inc. on June 24, 2003. All references to “BTG” in the AGREEMENT are hereby deleted and replaced with “SAVIENT” and SAVIENT assumes all rights,

Second Amendment to License Agreement	Page 1 of 15 (excluding Appendices)

assignments and responsibilities under this AGREEMENT previously due to, owned by, assigned to or due or responsible from BTG.

3.	Activities of […***…] of LICENSED PRODUCTS. Section 5.12(d) of the AGREEMENT is hereby deleted in its entirety and replaced as follows:

“(d) that such manufacturer is not […***…] (hereinafter, “[…***…]”), or […***…] or any AFFILIATE, subsidiary or successor thereof; […***…]. Except with respect to the matters specifically contemplated herein; the PARTIES agree that no PARTY waives any claim that may have arisen prior to the date hereof under the terms and conditions of the AGREEMENT; and”

4.

Completion of Technology transfer and Payment of Milestones. The PARTIES acknowledge and agree that the technology transfer contemplated in Section 5.8 of the AGREEMENT has been successfully completed and that all milestone payments identified in Section. 5.1(1) through and including Section 5.1(6) have been made lay SAVIENT to each of the LICENSORS in accordance with the relevant terms of Section 5.2 of the AGREEMENT as of the Effective Date of this SECOND AMENDMENT.

5.

No Notice of Breach of Agreement. The PARTIES acknowledge and agree that the AGREEMENT is in full force and effect and that no PARTY has provided notice to any other PARTY of any breach of the AGREEMENT pursuant to Section 10.3 of the AGREEMENT.

6.

Updated Patent Rights. The PARTIES acknowledge and agree that Exhibit C to the AGREEMENT is hereby amended to reflect the PATENT RIGHTS contemplated under the AGREEMENT as of the SECOND AMENDMENT EFFECTIVE DATE and as set forth in the attached Exhibit C-1 and that the

***Confidential Treatment Requested

Second Amendment to License Agreement	Page 2 of 15 (excluding Appendices)

PATENT RIGHTS and Exhibit C-1 shall be subject to further updating by the PARTIES during the TERM as provided in Section 2.19 of the AGREEMENT.

7.	Representation of LICENSORS. The LICENSORS and LICENSEE represent and warrant that Exhibit C-1 is complete and accurate in all material respects.

8.	Section 8.4 is hereby deleted in its entirety and replaced as follows:

“8.4 Any inventions made, during the TERM of this AGREEMENT, with respect to the manufacture, use or sale of LICENSED PRODUCTS shall be:

(a) the sole property of LICENSEE if made solely by LICENSEE;

(b) the joint property of LICENSEE and both LICENSORS if made jointly by LICENSEE and both LICENSORS;

(c) the joint property of LICENSEE and a LICENSOR if made jointly by LICENSEE and that LICENSOR and not by the other LICENSOR;

(d) the joint property of LICENSORS if made jointly by LICENSORS and not by LICENSEE; and

(e) the sole property of a LICENSOR if made solely by that LICENSOR;

Provided, however, that any such invention that is DUKE TECHNOLOGY and/or MVP TECHNOLOGY as defined in Sections 2.6 and 2.16, respectively, made solely by a LICENSOR or jointly by the LICENSORS (i) shall be automatically included within the TECHNOLOGY (ii) shall be promptly disclosed by the LICENSORS or relevant LICENSOR to LICENSEE and (iii) any patents and patent applications in which at least one claim is directed to any such invention so included in the TECHNOLOGY shall be automatically included within the PATENT RIGHTS.

Provided, further, that in the event that a patent application on any invention coveted by section 8.4 (a), (b), or (c) is directed to subject matter described or disclosed in or claimed by any PATENT RIGHTS: (A) LICENSEE will advise the applicable LICENSOR that such LICENSOR’S PATENT RIGHTS are implicated by the prosecution of such LICENSEE patent application by forwarding to such LICENSOR a copy of any application and all official correspondence relating thereto received from any patent office and any proposed material response thereto drafted by LICENSEE no later than […***…] ([…***…]) business days prior to the anticipated filing date for such application or response (except in the event of a provisional patent application filed on an emergency basis, LICENSEE shall provide a commercially reasonable period dictated by the prevailing circumstances), to allow LICENSOR a reasonable opportunity to provide appropriate written comments on LICENSEE’S draft application, responses to Office Actions,

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Declarations, and any other papers affecting the prosecution of the patent application before such papers are filed with the USPTO or an equivalent non-US patent authority, such comments provided by such LICENSOR shall be limited to that portion of LICENSEE’S draft application, responses to Office Actions, Declarations, and any other papers affecting the prosecution of the patent application which relate, are directed to or implicate the subject matter described or disclosed in or claimed by such LICENSOR’S PATENT RIGHTS; (B) LICENSEE will reasonably incorporate or otherwise appropriately address any such written comments received from such LICENSOR in such papers to be so filed; and (C) LICENSEE will provide each such LICENSOR with a reasonable opportunity to timely consult with LICENSEE concerning the scope of allowed claims before paying any issue or equivalent non-US fee. In no event, however will LICENSEE’S acceptance or non-acceptance of any comments from any LICENSOR provided in accordance with this section, in whole or in part, be a basis for alleging a breach of this Section 8.4.”

9.	Notices. Section 14.1 of the AGREEMENT is hereby deleted in its entirety and replaced as follows:

14.1

Any notice or other communication required or permitted under this AGREEMENT will be in writing and will be deemed given as of the date it is: (a) delivered by hand, or (b) mailed, postage prepaid, first class, certified mail, return receipt requested, to the PARTY/PARTIES at the address(es) listed below or subsequently specified in writing, or (c) sent, postage prepaid, return receipt requested, by courier service, to the PARTY/PARTIES at the address(es) listed below or subsequently specified in writing;

If to the LICENSORS:	With a copy to:

Mountain View Pharmaceuticals, Inc.	Skadden, Arps, Slate, Meagher & Flom LLP
3475-S Edison Way	Four Times Square
Menlo Park, California 94025-1821	New York, New York 10036
Attn: Merry R. Sherman, Ph.D.	Attn: Matthew B. Zisk, Ph.D., Esq.

AND:	With a copy to:

Duke University School of Medicine	Duke University
Office of Corporate Research Collaborations	Office of University Counsel
2200 W. Main St., Suite 700	310 Blackwell Street, 4th Floor
Box 104025	Box 104124
Durham, North Carolina 27710	Durham, North Carolina 27710
Attn: Director

Second Amendment to License Agreement	Page 4 of 15 (excluding Appendices)

If to the LICENSEE:	With a copy to:
Savient Pharmaceuticals, Inc.	Wilmer, Hale, Cutler, Pickering & Dorr
One Tower Center, 14th Floor	60 State Street
East Brunswick, NJ 08816	Boston, MA 02109
Attn: Philip K. Yachmetz, Esq.	Attn: Graham Robinson, Esq.
Senior Vice President & General Counsel

9.

No Modification. Except as expressly provided for herein, the AGREEMENT shall remain in full force and effect without amendment. The AGREEMENT, as amended by this SECOND AMENDMENT, contains the entire agreement among the PARTIES with respect to the subject matter contemplated herein and from and after the SECOND AMENDMENT EFFECTIVE DATE, the AGREEMENT shall mean the AGREEMENT as so further amended by this SECOND AMENDMENT. The PARTIES agree that no further amendment or modification to the AGREEMENT shall become binding unless such further amendment or modification is reduced to writing and is contained in a written amendment signed by all PARTIES hereto.

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Second Amendment to License Agreement	Page 5 of 15 (excluding Appendices)

IN WITNESS WHEREOF, the PARTIES have caused this SECOND AMENDMENT to be executed by their respective duly authorized representatives as of the date first written above.

SAVIENT PHARMACEUTICALS, INC.		DUKE UNIVERSITY

By:	/s/ Philip K. Yachmetz	By:	/s/ H. Gilbert Smith
	Philip K. Yachmetz, Esq.	Name:	H. Gilbert Smith, Ph. D
	Senior Vice President & General Counsel	Title:	Managing Director, Corporate Research Collaborations & Licensing Officer

MOUNTAIN VIEW PHARMACEUTICALS, INC.

By:	/s/ Merry R. Sherman
Merry R. Sherman, Ph.D. CEO and President

Second Amendment to License Agreement	Page 6 of 15 (excluding Appendices)

Exhibit C-1

Patents and Patent Applications included within PATENT RIGHTS

(To Be Amended from Time to Time during, the TERM)

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April 14, 2014

Merry R. Sherman, Ph.D.

CEO and President

Mountain View Pharmaceuticals, Inc.

3475 Edison Way, Suite S

Menlo Park, CA 94025-1821

H. Gilbert Smith, Ph.D.

Associate Dean & Managing Director

Corporate Research Collaborations

Duke University School of Medicine

2200 W. Main Street, Suite 910B

Durham, NC 27705

Re:

Third Amendment to License Agreement by and among Mountain View Pharmaceuticals, Inc. (“MVP”), Duke University (“Duke”), and Savient Pharmaceuticals, Inc. (formerly known as Bio-Technology General Corporation (“BTG)) dated August 12, 1998, as amended November 12, 2001 and August 30, 2010 (the “License”)

Dear Drs. Sherman and Smith:

The purpose of this letter agreement (this “Third Amendment”) is to amend the License effective as of March 12, 2014 (the “Effective Date”). In connection with the acquisition by Crealta Pharmaceuticals LLC (“Crealta”) of the business operations of Savient Pharmaceuticals, Inc. (“Savient”), Savient assigned all of its rights and obligations under the License to Crealta effective as of January 9, 2014 (the “Assignment Effective Date”). As a result, all references in the License to either BTG or Savient are hereby understood to refer to Crealta, provided that the foregoing shall not be interpreted as granting Crealta any rights prior to the Assignment Effective Date, granting MVP or Duke any additional rights under the License, requiring MVP or Duke to render performance to Crealta of any obligations satisfied by MVP or Duke prior to the Assignment Effective Date, or requiring Crealta to render performance to MVP or Duke of any obligations satisfied by BTG or Savient prior to the Assignment Effective Date. Crealta, MVP and Duke are the “Parties” hereto and each, individually, is a “Party”.

In addition, the Parties confirm that the current notice information for each of the Parties for the purposes of Section 14.1 of the License is as follows:

If to MVP: Mountain View Pharmaceuticals, Inc. 3475 Edison Way, Suite S Menlo Park, CA 94025-1821 Attention: Merry R. Sherman, Ph.D.	With a copy to: Cooley LLP 3175 Hanover Street Palo Alto, CA 94304-1130 Attention: Marya Postner, Ph.D., Esq.

If to Duke: Duke University School of Medicine Office of Research Collaborations 2200 W. Main Street, Suite 910B Durham, NC 27705 Attention: Managing Director	With a copy to: Duke University Office of Counsel 310 Blackwell St., 4th floor Box 104124 Durham, NC 27710

If to Crealta: Crealta Pharmaceuticals LLC 500 W. Silver Spring Dr., Suite K-200 Glendale, WI 53217 Attention: Edward Donovan	With a copy to: Lando & Anastasi One Main Street Cambridge, MA 02142 Attention: Diana M. Collazo

Further, attached to this Third Amendment is Exhibit C-2, which reflects the Patent Rights contemplated under the License as of the Effective Date. This Exhibit C-2 replaces Exhibit C of the License and Exhibit C-1 of the Second Amendment, and it is subject to further updating by the Parties during the Term as contemplated in Section 2.19 of the License.

The Parties also acknowledge and agree that: (i) all milestone payments identified in Section 5.1(1) through and including Section 5.1(9) have been made by Licensee to each of the Licensors; (ii) the License is in full force and effect; and (iii) that no Party to the License has provided notice to any other Party to the License of any breach of the License pursuant to Section 10.3 of the License.

Finally, the Parties agree that: (i) in Article 2 of the Amendment of the License dated November 12, 2001, the section numbers shall be corrected to read 2.0, 2.1, and 2.2, respectively; and (ii) in the Second Amendment of the License dated August 30, 2010, Section 9 titled “No Modification” shall be corrected to Section 10.

Except as previously provided for herein, the License shall remain in full force and effect without amendment. The License, as amended by this Third Amendment, contains the entire agreement among the Parties with respect to the subject matter contemplated herein and from and after the Effective Date, the License shall mean the License as so further amended by this Third Amendment. The Parties agree that no further amendment or modification to the License shall become binding unless such further amendment or modification is reduced to writing and is contained in a written amendment signed by all Parties hereto.

All capitalized terms used in this Third Amendment that are not otherwise defined herein shall have the meanings set forth in the License.

Please confirm MVP’s and Duke’s agreement with the foregoing by signing and dating where indicated below and returning the countersigned Third Amendment to me.

Sincerely,

/s/ Edward Donovan

Edward Donovan
General Counsel, Crealta Pharmaceuticals LLC

Acknowledged and Agreed:

MOUNTAIN VIEW PHARMACEUTICALS, INC.

By:	/s/ Merry R. Sherman

Name:	Merry R. Sherman

Title:	CEO and President

Date:	April 14, 2014

DUKE UNIVERSITY

By:	/s/ H. Gilbert Smith

Name:	H. Gilbert Smith, Ph.D.

Title:	Assoc. Dean and Managing Director Corporate Research Collaborations

Date:	April 14, 2014

Cc:	Marya Postner, Ph.D., Esq. Cooley LLP 3175 Hanover Street Palo Alto, CA 94304-1130

Exhibit C-2

See attached.

SCHEDULE A

Patents and Patent Applications included within PATENT RIGHTS

(To Be Amended from Time to Time during the TERM)

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EXECUTION COPY

FOURTH AMENDMENT

TO LICENSE AGREEMENT BY AND AMONG

MOUNTAIN VIEW PHARMACEUTICALS, INC., DUKE UNIVERSITY AND

CREALTA PHARMACEUTICALS LLC,

INCLUDING PATENT ASSIGNMENT

BACKGROUND

Mountain View Pharmaceuticals, Inc. (“MVP”), Duke University (“Duke”), and Crealta Pharmaceuticals LLC (“Licensee”) are parties to that certain License Agreement dated August 12, 1998, as previously amended on November 12, 2001, August 30, 2010 and March 12, 2014 (the “Agreement”). The Parties now wish to further amend the Agreement, in accordance with the terms and conditions set forth in this Fourth Amendment to the Agreement (this “Amendment”).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the covenants and promises contained herein, the Parties hereby agree to amend the Agreement as follows, effective as of the last date signed by all of the Parties (the “Amendment Effective Date”), subject to being binding on MVP and Licensee as set forth in Section 9:

1.	Definitions. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed in the Agreement.

(a)	The following definitions are hereby added to Article 2 of the Agreement:

2.33 “Assigned Patent Rights” means the U.S. patents and patent applications set forth in Exhibit A hereto, together with all substitutes, continuations, divisional applications, reexaminations or reissues of the foregoing. For the avoidance of doubt, the Assigned Patent Rights do not include any patents or patent applications in any country or jurisdiction other than the United States.

2.34 “Ex-U.S. Net Sales” means […***…].

2.35 “United States” or “U.S.” means the United States and its 50 States and territories.

2.36 “U.S. Net Sales” means […***…].

(b)

The following sentence is hereby added to the end of the definition of Patent Rights in Section 2.19 of the Agreement: Notwithstanding the foregoing, Patent Rights shall not include MVP’s interest in the Assigned Patent Rights.

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2.

Consideration. Within […***…] days of the Amendment Effective Date, Licensee shall pay to MVP the non-creditable, non-refundable amount of […***…] U.S. Dollars ($[…***…]) in immediately available funds in consideration of the assignment of MVP’s interest in the Assigned Patent Rights and the other modifications to the Agreement set forth herein. Licensee shall make such payment to MVP by wire transfer to the bank account specified in Exhibit B of this Amendment. The modifications to Licensee’s rights and obligations under the Agreement set forth in Sections 3 and 4 below and the assignment of MVP’s interest in the Assigned Patent Rights are contingent upon, and shall not become effective until, MVP’s receipt of such payment in full (the date of MVP’s receipt of such payment, the “Modification Effective Date”). Upon the Modification Effective Date, the transfer of MVP’s interest in the Assigned Patent Rights shall be final and irrevocable, and MVP shall not have any of MVP’s interest in the Assigned Patent Rights returned, reverted, or otherwise assigned back to MVP, unless agreed to in writing by Licensee and MVP.

3.	Modifications with respect to Licensee’s U.S. Royalty Obligations to MVP. Subject to Section 2 above, and without affecting any rights of Duke or any obligations of Licensee to Duke:

(a)

Commencing as of […***…] (the “Royalty Adjustment Date”), the license granted to Licensee pursuant to Section 4.1 of the Agreement shall become royalty-free and fully paid up solely with respect to MVP’s interest in the Technology, Assigned Patent Rights, and the Patent Rights, in each case, solely with respect to the U.S.. Accordingly, U.S. Net Sales made prior to the Royalty Adjustment Date shall remain royalty-bearing under Article 6 of the Agreement, and U.S. Net Sales made on or after the Royalty Adjustment Date shall be royalty-free, as further set forth in subsection (b) below.

(b)

Commencing upon the Royalty Adjustment Date, Licensee shall be relieved of its obligations (i) under Section 6.1 of the Agreement to pay any royalty to MVP on U.S. Net Sales, and (ii) under Section 6.3 of the Agreement to pay any royalty to MVP on Sublicense Revenues solely to the extent arising from sublicenses granted by Licensee to use, sell or offer to sell Licensed Products in the U.S. (and to manufacture, have manufactured and/or import Licensed Products in connection therewith) (such Sublicense Revenues, “U.S. Sublicense Revenues”). If Licensee grants a sublicense that either (A) includes both the U.S. and territories outside of the U.S., or (B) is made with respect to the U.S. and is in connection with a sublicense of a territory outside of the U.S., then the Parties shall reasonably establish an equitable allocation of the consideration paid to Licensee with respect to such sublicense(s) as between U.S. Sublicense Revenues and Sublicense Revenues allocable to such other territory(ies). For clarity, following the Royalty Adjustment Date, Licensee’s payment obligation under Sections 6.1, 6.2, and 6.3 solely with respect to U.S. Net Sales and U.S. Sublicense Revenues shall be to pay Duke […***…] percent ([…***…]%) of U.S. Net Sales and […***…] percent ([…***…]%) of U.S. Sublicense Revenues, and Licensee’s payment obligation under Sections 6.1, 6.2, and 6.3 with respect to all other Net Sales and all other Sublicense Revenues shall remained unchanged.

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(c)

MVP’s rights under Section 4.5(c), Section 6.7, Section 6.8, and Section 6.9 of the Agreement shall cease to apply with respect to any U.S. Net Sales or any U.S. Sublicense Revenues accrued by Licensee on or following the Royalty Adjustment Date. For clarity, Section 4.5(c), Section 6.7, Section 6.8 and Section 6.9 of the Agreement shall continue to apply with respect to (i) any sales of Licensed Products by Licensee in the U.S. prior to the Royalty Adjustment Date, (ii) any U.S. Sublicense Revenues accrued by Licensee prior to the Royalty Adjustment Date, and (iii) all Ex-U.S. Net Sales and all Sublicense Revenues in the Territory other than U.S. Sublicense Revenues, whether accrued prior to, on or after the Royalty Adjustment Date.

(d)

MVP shall have no further right to enforce Section 7.1 or Section 9.1 of the Agreement, in each case, solely with respect to Licensed Products in the U.S. For clarity, if Licensee fails to fulfill any of its material obligations under the Agreement with respect to any country or countries outside of the U.S., then the Licensors retain their rights to terminate the Agreement with respect to the country or countries affected in accordance with Section 10.3 of the Agreement.

4.

Assignment of Interest in Assigned Patent Rights; Modifications with respect to Patent-Related Rights and Obligations. Subject to Section 2 above, and, except as expressly set forth in this Section 4, without affecting any rights of Duke or any obligations of Licensee to Duke, effective as of the Modification Effective Date:

(a)

MVP hereby sells, assigns, transfers and conveys to Licensee, free and clear of all liens and encumbrances (subject to subsection (b) below), all of MVP’s right, title, and interest in and to the Assigned Patent Rights. Within […***…] following the Modification Effective Date, MVP shall execute and deliver to Licensee a patent assignment for the Assigned Patent Rights in the form attached as Exhibit C hereto. MVP shall take all reasonable further actions, and provide Licensee, Licensee’s successors, assigns or other legal representatives, all such cooperation and assistance (including the execution and delivery of any and all affidavits, declarations, oaths, exhibits, assignments, powers of attorney or other documentation) reasonably requested by Licensee to more fully and effectively effectuate the purposes of this assignment, including, without limitation with respect to the following: (1) the prosecution of any applications assigned herein; (2) the prosecution or defense of any interference, opposition, reexamination, reissue, infringement or other proceedings that may arise in connection with any of the Assigned Patent Rights, including, but not limited to, testifying as to any facts relating to the Assigned Patent Rights and to this assignment; and (3) in the implementation or perfection of this assignment in the United States. […***…] For the avoidance of doubt, the Parties acknowledge and agree that this Amendment shall have no effect on Licensee’s receipt and enjoyment of the exclusive license to or

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under the Patent Rights and Technology (including MVP Technology) granted to Licensee pursuant to Section 4.1 of the Agreement, which license shall remain in full force and effect.

(b)

Licensee acknowledges that: (i) all of the Assigned Patent Rights are jointly owned by MVP and Duke (prior to the assignment set forth in subsection (a) above); (ii) Duke’s ownership in the Assigned Patent Rights remains unchanged by the assignment set forth in subsection (a) above; and (iii) the Assigned Patent Rights are subject to retained government rights in connection with the funding of the inventions claimed therein.

(c)

Licensee hereby grants to MVP the exclusive, perpetual, irrevocable, royalty-free, fully paid-up, world-wide, non-transferable license (except as permitted by Sections 13.1 and 13.3) under Licensee’s interest in the Assigned Patent Rights, subject to all encumbrances therein as of the Modification Effective Date, sublicenseable through multiple tiers of sublicensees, for […***…]. THE FOREGOING ARE LICENSED TO MVP “AS IS” AND WITHOUT WARRANTY OF ANY KIND. LICENSEE DISCLAIMS ALL EXPRESS AND IMPLIED WARRANTIES, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, AND NON-INFRINGEMENT.

(d)

Section 8.1 of the Agreement shall hereby be labeled Section 8.1(a). The following is added to the Agreement as Section 8.1(b): Notwithstanding the foregoing, and solely with respect to the Assigned Patent Rights in the U.S., Duke and Licensee shall have responsibility, at their shared expense (or as they may otherwise decide between them), for filing, prosecuting and maintaining their jointly owned patent applications within the Assigned Patent Rights in the USPTO. Licensee shall keep MVP advised as to the prosecution of such applications by forwarding to MVP copies of all official correspondence relating thereto, and shall give MVP an opportunity to comment on all applications, responses to office actions, declarations and other papers before they are filed with the USPTO, and shall consult with MVP concerning the scope of allowed claims before paying any issue fee. MVP shall be responsible for any costs incurred by MVP in connection with MVP’s receipt, review, comment, consultation, or other activities it takes with respect to any of the documentation provided Licensee pursuant to this Section 8.1(b).

(e)

Solely with respect to the […***…], if Licensee elects to stop an infringement of the […***…] and recover damages as set forth in Section 8.5(a) of the Agreement, then the following shall apply in lieu of Section 8.5(a)(i)(D): Licensee shall be entitled to retain for its own account, after first deducting the costs of any actions taken to stop such infringement, […***…] percent ([…***…]%) of any amounts received in settlement or awarded as damages, with the remaining […***…] percent ([…***…]%) being paid to Duke.

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(f)

Solely with respect to an infringement of the Assigned Patent Rights, the references in Section 8.5(a)(ii)(A) to “Licensors” shall be deemed to refer solely to Duke and the references in Section 8.9 to “Parties” shall be deemed to refer solely to Duke and Licensee.

(g)	Solely with respect to inquiries regarding licenses in the U.S. or third party patents in the U.S., the references in Section 8.6 to “Licensors” shall be deemed to refer solely to Duke.

(h)

Licensee shall not have the right under Section 8.7(c) or Section 8.7(d) to offset any attorneys’ fees, settlement amounts and/or royalties due to a third party in connection with a third party infringement action to the extent based on the inclusion of the Assigned Patent Rights in the U.S. that are incurred after the Royalty Adjustment Date against any royalties owed to MVP by Licensee based on Ex-U.S. Net Sales or on Sublicense Revenues attributable to any territory outside of the U.S.

(i)

If the Licensee terminates the Agreement in the U.S. pursuant to Section 8.8 thereof, or if Licensee or Licensors terminate the Agreement in the U.S. pursuant to Article 10 thereof, then MVP’s rights in the Assigned Patent Rights conveyed to Licensee pursuant to Section 4(a) of this Amendment shall not revert to MVP and instead shall remain with Licensee; however, Licensee shall remain subject to the prohibition of the manufacture, use and sale of Licensed Products in the country or countries in which Licensee has elected to terminate as set forth in Sections 8.8 and 10.2 of the Agreement.

(j)

The Parties acknowledge that, as between Duke and Licensee, Licensee shall have, subject to Licensee’s continued compliance with the terms of the Agreement (but provided, however, that Duke provides the appropriate notice and opportunity to cure in the event of any non-compliance), the sole and exclusive right to use the Assigned Patent Rights in connection with […***…].

(k)	Upon the Modification Effective Date, MVP shall deliver to Licensee, to the extent not already in Licensee’s or its patent counsel’s possession:
(i)	copies of the Assigned Patent Rights and, to the extent reasonably available to MVP and reasonably requested by Licensee, other manifestations or embodiments of the Assigned Patent Rights;
(ii)

all internal and outside patent counsel files that comprise U.S. Patent and Trademark Office (“USPTO”) notices, and correspondence from and to the USPTO relating to the prosecution and maintenance of the Assigned Patent Rights; and

(iii)	accurate and complete copies of all unpublished patent applications, if any, included in the Assigned Patent Rights.

For clarity, MVP may retain copies of the foregoing consistent with its obligations under Article 11 of the Agreement.

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(l)	Solely with respect to inventory of the Licensed Products in the U.S., the references in Section 10.4 of the Agreement to “Licensors” shall be deemed to refer solely to Duke.

(m)

(i) Upon learning of an actual or reasonably suspected infringement by a third party of the Assigned Patent Rights exclusively licensed to MVP, the Party learning of such infringement shall promptly inform the other Parties in writing of that fact and shall provide any evidence available pertaining to such infringement.

(ii) MVP may elect, within […***…] days after notice and at its own expense, to take whatever steps are necessary to enforce against such third party the Assigned Patent Rights exclusively licensed to MVP.

1.

If MVP elects to take such action, it will: (a) keep Duke and Licensee informed of the steps taken and the progress of any legal actions taken; and (b) be entitled to enter into a settlement on such terms as it may elect, subject to Duke and Licensee’s consent; and

2.

If MVP does not elect to take such action within such period, it will promptly inform Duke and Licensee, in which event Duke and Licensee may elect within […***…] days: (a) to take such action as is required to stop such infringement, and will then be entitled to settle such actions on such terms as they may elect, subject to MVP’s consent, will keep MVP informed of the steps taken and the progress of any legal actions taken, and will be entitled to retain any amounts received in settlement or awarded in damages; or (b) not to take any action against such infringers.

(n)

MVP shall give Duke and Licensee prompt notice of each claim or allegation received by MVP that the manufacture, use or sale of products under MVP’s exclusive license constitutes an infringement of a third party patent or other intellectual property rights. If such alleged infringement is due to MVP’s or its sublicensee’s manufacture, use, sale, offer for sale or U.S. importation of one or more products that incorporate subject matter disclosed in the Assigned Patent Rights, then:

(i)	MVP shall have the primary right and responsibility, but not the obligation, at its own expense to defend and control the defense of any claims against MVP, using counsel of its choosing; and

(ii)	The settlement of any such action must be approved by Duke and Licensee, which approval shall not be unreasonably withheld.

(o)

In any action brought under Section 4(m) or Section 4(n), the Parties not bringing or defending the action shall, in their sole discretion, be entitled to participate through counsel of their own choosing in any such action; provided however, that such participation shall be limited to an advisory role and counsel for the Party bringing or defending the action shall be lead counsel and the action shall be directed by such Party. Each Party agrees to cooperate with the other Parties in any reasonable

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manner deemed by the Party defending or prosecuting an action under Section 4(m), or defending an action under Section 4(n) of this Amendment, to be necessary in defending or prosecuting such action.

5.	Representations and Warranties. MVP represents and warrants to Licensee that:

(a)	MVP’s right, title and interest in and to the Assigned Patent Rights are free and clear of any liens, security interests or other encumbrances, subject to Section 4(b) of this Amendment;

(b)	MVP has the full right and authority to execute this Amendment and to assign to Licensee the rights assigned herein; and

(c)

MVP has not executed, and will not execute, any agreement or other instrument: (i) in conflict herewith; or (ii) that would permit MVP to make or have made, use or have used, sell or have sold, or license or sublicense, any drug that relates to (a) mammalian or non-mammalian uricases or (b) PEG conjugates of mammalian or non-mammalian uricases, in each case that is indicated for any of the treatments for which the drug marketed or sold as of the Modification Effective Date under the brand or name Krystexxa is or was indicated.

6.

Indemnification. MVP agrees to indemnify, hold harmless and defend Licensee, its officers, employees, and agents, against any and all claims, suits, losses, damages, costs, fees, and expenses, including reasonable attorneys’ fees, asserted by third parties, both government and non-government, resulting from or arising out of the misrepresentation or breach of: (a) any representation, warranty or covenant of MVP under Section 5 of this Amendment; or (b) any covenant of MVP under any other Section of this Amendment.

7.	Effect of MVP Corporate Liquidation and Assignment.

(a)	The following is added at the end of Section 10.6(b) of the Agreement:

“provided, however, that this Section 10.6(b) shall not apply by reason of a transaction by MVP that satisfies the conditions of Section 13.3.”

(b)	The following is added at the beginning of Section 13.1 of the Agreement:

“Except as provided in Section 13.3,”.

(c)	The following is added as a new Section 13.3 of the Agreement:

“At any time after the Amendment Effective Date, MVP may effect a corporate liquidation and associated assignment of this Agreement without the consent of the other Parties, provided, however, that following such liquidation event (1) MVP’s rights and obligations under this Agreement have been assigned to an entity formed by MVP or one or more of its stockholders, and (2) such entity is also the assignee of all of or substantially all of MVP’s Patent Rights and the MVP Technology, and all related obligations, in each case as then existing. Any such entity must agree to be bound by all terms and conditions of this Agreement.”

8.

Miscellaneous. Except as expressly set forth in this Amendment, all terms and conditions of the Agreement remain in full force and effect. This Amendment sets forth and constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof and all prior agreements, understanding, promises and representations, whether written or oral, with respect thereto. Each Party confirms that it is not relying on any representations or warranties of any other Party except as specifically set forth herein. No amendment or modification of this Amendment will be binding upon the Parties unless in writing and duly executed by an authorized representative of each Party. In the event of a conflict or inconsistency between the terms of this Amendment and the terms of the Agreement (or any other amendment), the terms of this Amendment shall control with respect to such conflict or inconsistency. Any term or condition of this Amendment may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver will be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. The waiver by any Party hereto of any right hereunder or of claims based on the failure to perform or a breach by another Party will not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise. Each Party acknowledges that it has been represented by legal counsel with respect to the negotiation and preparation of this Amendment and agrees that no provision hereof shall be strictly construed against any Party, irrespective of which Party is deemed to have drafted such provision. The captions of this Amendment are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Amendment or the intent of any provision contained in this Amendment. This Amendment may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. In addition, this Amendment may be executed by facsimile or PDF and such facsimile or PDF signature shall be deemed to be an original.

9.

Execution by All Parties. This Amendment shall be binding upon MVP and Licensee effective on the date last signed by both of them. If this Amendment has not been also executed by Duke by midnight, Pacific Daylight Time, July 24, 2015, then upon written notice from MVP or Licensee to the other Parties, this Amendment shall be terminated and all terms and conditions hereof shall be deemed null, void and of no further effect.

REMAINDER OF PAGE INTENTIONALLY BLANK;

SIGNATURE PAGE FOLLOWS.

IN WITNESS WHEREOF, the Parties have duly executed this Amendment.

MOUNTAIN VIEW PHARMACEUTICALS, INC.	DUKE UNIVERSITY

By:	/s/Merry R. Sherman	By:	/s/ Rose Ritts

Name:	Merry R. Sherman	Name:	Rose Ritts

Title:	CEO and President	Title:	Executive Dir., OCU

Date:	July 15, 2015	Date:	July 16, 2016

CREALTA PHARMACEUTICALS LLC

By:	/s/Edward Fiorentino

Name:	Edward Fiorentino

Title:	Chairman & CEO

Date:	7/15/15

Exhibit A

Patents and Patent Applications included within the Assigned Patent Rights

[…***…]

***Confidential Treatment Requested

[…***…]

***Confidential Treatment Requested

Exhibit B

Bank Wiring Instructions

[…***…]

***Confidential Treatment Requested

Exhibit C

PATENT ASSIGNMENT

THIS PATENT ASSIGNMENT (“Assignment”) is made and entered into by and between Mountain View Pharmaceuticals, Inc., a California corporation having its principal offices at 3475 Edison Way, Suite S, Menlo Park, CA, USA 94025 (“Assignor”), and Crealta Pharmaceuticals LLC, a Delaware limited liability company having its principal offices at 500 W. Silver Spring Dr., Suite K-200, Glendale, WI, USA 53217 (“Assignee”).

WHEREAS, Assignor and Assignee are parties to a Fourth Amendment to License Agreement By and Among Mountain View Pharmaceuticals, Inc., Duke University, and Crealta Pharmaceuticals LLC, Including Patent Assignment, dated as of July __, 2015 (the “Amendment”); and

WHEREAS, pursuant to the Amendment, Assignor wishes to assign to Assignee, and Assignee wishes to acquire from Assignor, the patents and patent applications set forth on Schedule A attached hereto, including any substitutes, continuations, divisions, reissues reexaminations or extensions thereof, and including the subject matter of all claims thereof (collectively, the “Assigned Patent Rights”).

NOW, THEREFORE, for good and valuable consideration, Assignor does hereby sell, assign, transfer and set over to Assignee, subject to the terms of the Amendment, Assignor’s right, title and interest in and to the Assigned Patent Rights, for the United States, including, without limitation, all corresponding rights that are or may be secured under the laws of the United States, now or hereafter in effect, for Assignee’s use and enjoyment, and for the use and enjoyment of Assignee’s successors, assigns or other legal representatives, as fully and entirely as the same would have been held and enjoyed by Assignor if this Assignment had not been made, including, without limitation, all claims for damages by reason of infringement occurring on or after the Modification Effective Date as defined in the Amendment or other unauthorized use of the Assigned Patent Rights occurring on or after the Modification Effective Date, with the right to sue for, and collect the same for Assignee’s use and enjoyment and for the use and enjoyment of its successors, assigns or other legal representatives.

Assignor hereby permits the Commissioner for Patents to record Assignee as an assignee and owner of the Assigned Patent Rights.

REMAINDER OF PAGE INTENTIONALLY BLANK;

SIGNATURE PAGE FOLLOWS.

MOUNTAIN VIEW PHARMACEUTICALS, INC.

By:

Name:

Title:

CREALTA PHARMACEUTICALS LLC

By:

Name:

Title: